EXHIBIT 23
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-234093) on Form S-3, Post-effective Amendment No. 1 (No. 333-234093) and (No. 333-259972, No. 333-207061, No. 333-207060, No. 333‑191490, No. 333‑178876, No. 333‑57410, No. 333‑105056, No. 333‑124363, No. 333‑122560, No. 333‑148260, No. 333‑146464, No. 333‑156557, No. 333‑169788) on Form S-8 of Darden Restaurants, Inc. of our reports dated July 22, 2022, with respect to the consolidated financial statements of Darden Restaurants, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Orlando, Florida
July 22, 2022